Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS
THIRD QUARTER 2014 RESULTS

Core FFO per Share of $0.30
$100 million of New Development Starts
$185 million in Asset Dispositions
Earnings Guidance Updated

(INDIANAPOLIS, October 29, 2014) – Duke Realty Corporation (NYSE: DRE), a leading industrial, suburban office and medical office property REIT, today reported results for the third quarter of 2014.

Quarterly Highlights

•
Core Funds from Operations (“Core FFO”) was $106 million, or $0.30 per diluted share, for the quarter. Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), was approximately $100 million, or $0.29 per diluted share, for the quarter.

•	Operating results:

•	In-service portfolio occupancy of 95.4 percent and total portfolio occupancy of 93.5 percent;

•	Total leasing activity of 5.9 million square feet;

•	Same-property net operating income growth of 6.0 percent as compared to the quarter ended September 30, 2013 and 3.8 percent as compared to the twelve months ended September 30, 2013;

•	Adjusted Funds from Operations ("AFFO") of $0.26 per diluted share, which represents a dividend payout ratio of 65 percent.

•	Asset and capital activities:

•	Started $100 million of new developments;

•	Placed in service six 100 percent leased industrial developments, three 100 percent leased medical office developments and one 74 percent leased suburban office development;

•	Completed more than $175 million of non-strategic primarily suburban office building dispositions and more than $9 million of land dispositions;

•	Redeemed all remaining 6.625 percent Series J Cumulative Redeemable Preferred Shares for $96 million.
Denny Oklak, Chairman and Chief Executive Officer, said, "I am pleased to announce another strong quarter of operations. Overall occupancy on our 146 million square feet of in-service properties is now at 95.4 percent. Our in-service bulk industrial portfolio is now 96.6% leased. We are executing on our strategy to capture rental rate growth with third quarter growth on renewal leases accelerating to 9.0 percent. We also continued to take advantage of a strong investment sales environment, executing $185 million of asset dispositions during the quarter, bringing the total dispositions for the year to $561 million. We continue to re-deploy the proceeds from these sales into primarily bulk industrial development projects in high growth markets.”

Mark Denien, Chief Financial Officer, commented, “During the quarter we executed on the previously announced redemption of our 6.625 percent Series J Preferred Shares, which will result in an over $6 million reduction to preferred dividends on an annualized basis. This transaction, when coupled with our continued operational improvements, has allowed us to continue to improve our key leverage metrics during the quarter. I am also pleased to announce that, earlier this month, we extended our line of credit through January 2019 while increasing our borrowing capacity from $850 million to $1.2 billion and reducing our interest rate from LIBOR plus 1.25 percent to LIBOR plus 1.05 percent.”

Financial Performance

•	The following table reconciles FFO per share, as defined by NAREIT, to Core FFO per share as measured by the company, for the three months ended September 30, 2014 and 2013:

	Three Months Ended September 30
	2014	2013
FFO per share - diluted, as defined by NAREIT	$0.29	$0.29
Adjustments:
Gain on land sales	(0.01)	(0.01)
Adjustment for repurchase of preferred shares	0.01	—
Impairment charges on non-depreciable properties	0.01	—
Acquisition-related activity	—	—
Core FFO per share – diluted	$0.30	$0.28

•
Core FFO for the third quarter of 2014 increased by more than $11 million, or $0.02 per share, from the third quarter of 2013 due to improved rental operations and lower interest expense. A reconciliation of net income to FFO as defined by NAREIT, as well as to Core FFO, is in the financial tables included with this release.

•
Net income was $0.18 per diluted share for the third quarter of 2014 compared to a loss of $0.02 per diluted share for the same quarter in 2013. In addition to the above-mentioned factors related to the increase in Core FFO, net income per share improved as the result of increased gains on sales of depreciable properties in 2014, when considering both wholly-owned properties and our share of one joint venture property sale.

Portfolio Operating Performance

Strong overall operating performance across all product types:

•	In-service occupancy in the bulk distribution portfolio at September 30, 2014 of 96.6 percent compared to 95.6 percent at June 30, 2014;

•	In-service occupancy in the suburban office portfolio of 87.7 percent at both September 30 and June 30, 2014;

•	In-service occupancy in the medical office portfolio of 93.9 percent at both September 30 and June 30, 2014;

•
Tenant retention rate of 58 percent for the quarter, with overall renewal rental rate growth of 9.0 percent. Immediate backfill leases were executed for a significant portion of the space that was not renewed during the quarter;

•
Same-property net operating income growth of 3.8 percent for the twelve months ended September 30, 2014 and 6.0 percent for the three months ended September 30, 2014 as compared to the periods ended September 30, 2013.

Real Estate Investment Activity

Development

Jim Connor, Chief Operating Officer, stated, “We began three projects totaling 1.1 million square feet with total anticipated costs of $100 million during the third quarter. Included in these projects is a 783,000 speculative industrial project in the Inland Empire of Southern California, located in a premier distribution corridor adjacent to a primary interstate.”

The third quarter included the following development activity:

Wholly-Owned Properties

•
During the quarter the company started $100 million of new wholly-owned development projects totaling 1.1 million square feet, which are 25 percent leased in total and have an average initial expected stabilized cash yield of 6.8 percent. These wholly-owned development starts consisted of two industrial projects, one of which was speculative and one was a build-to-suit, and one 71 percent pre-leased suburban office project in Raleigh;

•
Wholly-owned development projects under construction at September 30, 2014 consisted of 16 industrial projects totaling 6.5 million square feet, four medical office projects totaling 250,000 square feet and two suburban office projects totaling 305,000 square feet, which were 66 percent pre-leased in the aggregate;

•
Three industrial projects and one industrial building expansion, which were 100 percent leased and totaled 1.5 million square feet were placed in service; along with three medical office projects that were 100 percent leased and one suburban office project that was 74 percent leased.

Joint Venture Properties

•	Joint venture development projects under construction at September 30, 2014 consisted of two industrial projects totaling 1.2 million square feet, which are 25 percent pre-leased;

•	Two 100 percent leased joint venture industrial projects, totaling 1.8 million square feet, were placed in service.

Building Dispositions

Building dispositions totaled more than $175 million in the third quarter and were comprised of the following:

Wholly-Owned Properties

•	Two suburban office properties in South Florida, which were 88 percent leased and totaled 466,000 square feet, for $128 million;

Joint Venture Properties

•
Three suburban office properties in Central Florida, which were 90 percent leased and totaled 415,000 square feet, from an unconsolidated joint venture for a total sales price of $80 million, of which the company's share was $40 million;

•	Eleven industrial buildings in Indianapolis for which the company’s share of the sales price was $7 million.

2014 Earnings Guidance

The company revised its previous Core FFO guidance for 2014 to a range of $1.17 to $1.19 per share, compared to previous guidance of $1.15 to $1.19 per share. The guidance for AFFO per share was revised to a range of $0.95 to $0.97 per share, compared to the previous guidance of $0.93 to $0.97 per share. The estimate for the increase in same property net operating income, for the twelve months ended December 31, 2014 compared to the twelve months ended December 31, 2013, also was increased to a range of 3.75 to 4.5 percent from a range of 2.0 to 4.0 percent.

Dividends Declared

Our board of directors declared a quarterly cash dividend on our common stock of $0.17 per share, or $0.68 per share on an annualized basis. The third quarter dividend will be payable November 28, 2014 to shareholders of record on November 14, 2014. The board also declared the following dividends on our outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series K	DREPRK	$0.40625	November 14, 2014	November 28, 2014
Series L	DREPRL	$0.4125	November 14, 2014	November 28, 2014

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”)); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including the company’s ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expense or benefit related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as “other income tax items”), gains (losses) on debt transactions, adjustments on the repurchase or redemption of preferred stock, gains (losses) on and related costs of acquisitions, and severance charges related to major overhead restructuring activities. Although the company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

AFFO: AFFO is defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same-Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at our ownership percentage.

A description of the properties that are excluded from the company’s same-property measure is included on page 20 of our September 30, 2014 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 154.6 million rentable square feet of industrial and office assets, including medical office, in 22 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Third Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, October 30, 2014, at 3:00 p.m. ET to discuss its third quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (ix). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the year ended December 31, 2013. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.
The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:
Investors:
Ron Hubbard
317.808.6060

Media:
Helen McCarthy
317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2014	2013	2014	2013
Revenues:				
Rental and related revenue	$231,322	$221,655	$702,190	$646,842
General contractor and service fee revenue	59,739	62,807	185,072	161,004
	291,061	284,462	887,262	807,846
Expenses:				
Rental expenses	38,317	41,159	128,522	117,450
Real estate taxes	32,861	29,433	97,292	88,042
General contractor and other services expenses	52,528	59,392	163,657	142,925
Depreciation and amortization	95,000	101,191	290,700	289,508
	218,706	231,175	680,171	637,925
Other operating activities:				
Equity in earnings (loss) of unconsolidated companies	19,178	(27)	82,325	50,442
Gain on sale of properties	47,143	-	133,617	1,108
Gain on land sales	3,167	3,365	7,208	3,365
Undeveloped land carrying costs	(1,773)	(2,108)	(5,755)	(6,837)
Impairment charges	(6,368)	-	(8,891)	(3,777)
Other operating expenses	(56)	(47)	(277)	(150)
General and administrative expenses	(10,573)	(10,373)	(35,632)	(33,225)
	50,718	(9,190)	172,595	10,926
Operating income	123,073	44,097	379,686	180,847
Other income (expenses):				
Interest and other income, net	356	145	936	1,219
Interest expense	(53,343)	(56,618)	(163,479)	(171,365)
Loss on debt extinguishment	-	-	(139)	-
Acquisition-related activity	(110)	(726)	(871)	(2,506)
Income (loss) from continuing operations, before income taxes	69,976	(13,102)	216,133	8,195
Income tax benefit (expense)	442	4,500	(2,595)	4,500
Income (loss) from continuing operations	70,418	(8,602)	213,538	12,695
Discontinued operations:				
Income before gain on sales	20	1,498	222	1,545
Gain on sale of depreciable properties, net of tax	1,119	8,441	19,895	101,052
Income from discontinued operations	1,139	9,939	20,117	102,597
Net income	71,557	1,337	233,655	115,292
Dividends on preferred shares	(6,072)	(7,356)	(20,155)	(24,261)
Adjustments for redemption/repurchase of preferred shares	(3,196)	-	(2,713)	(5,932)
Net income attributable to noncontrolling interests	(756)	(48)	(2,883)	(1,629)
Net income (loss) attributable to common shareholders	$61,533	($6,067)	$207,904	$83,470
Basic net income (loss) per common share:				
Continuing operations attributable to common shareholders	$0.18	($0.05)	$0.56	($0.06)
Discontinued operations attributable to common shareholders	-	0.03	0.06	0.31
Total	$0.18	($0.02)	$0.62	$0.25
Diluted net income (loss) per common share:				
Continuing operations attributable to common shareholders	$0.18	($0.05)	$0.56	($0.06)
Discontinued operations attributable to common shareholders	-	0.03	0.06	0.31
Total	$0.18	($0.02)	$0.62	$0.25

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended September 30
(Unaudited and in thousands, except per share amounts)

	2014			2013		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income (loss) attributable to common shareholders	$61,533			($6,067)		
Less: dividends on participating securities	(651)			(650)		
Net income (loss) per common share- basic	60,882	341,165	$0.18	(6,717)	324,895	($0.02)
Add back:						
Noncontrolling interest in earnings of unitholders	795	4,380		-	-	
Other potentially dilutive securities		281			-	
Net income (loss) attributable to common shareholders- diluted	$61,677	345,826	$0.18	($6,717)	324,895	($0.02)
Reconciliation to funds from operations ("FFO")						
Net income (loss) attributable to common shareholders	$61,533	341,165		($6,067)	324,895	
Adjustments:						
Depreciation and amortization	95,000			104,438		
Company share of joint venture depreciation, amortization and other	7,827			7,127		
Impairment charges - depreciable property	453			-		
Gains on depreciable property sales - wholly owned, discontinued operations	(564)			(8,441)		
Gains on depreciable property sales - wholly owned, continuing operations	(47,143)			-		
Income tax benefit triggered by depreciable property sales	(997)			-		
Gains on depreciable property sales - JV	(17,370)			(155)		
Noncontrolling interest share of adjustments	(475)			(1,384)		
Funds from operations- basic	98,264	341,165	$0.29	95,518	324,895	$0.29
Noncontrolling interest in income/(loss) of unitholders	795	4,380		(92)	4,388	
Noncontrolling interest share of adjustments	475			1,384		
Other potentially dilutive securities		3,357			3,078	
Funds from operations- diluted	$99,534	348,902	$0.29	$96,810	332,361	$0.29
Gain on land sales	(3,167)			(3,365)		
Adjustments for redemption/repurchase of preferred shares	3,196			-		
Impairment charges - non-depreciable properties	5,915			-		
Acquisition-related activity	110			726		
Core funds from operations- diluted	$105,588	348,902	$0.30	$94,171	332,361	$0.28
Adjusted funds from operations						
Core funds from operations- diluted	$105,588	348,902	$0.30	$94,171	332,361	$0.28
Adjustments:						
Straight-line rental income and expense	(5,848)			(4,138)		
Amortization of above/below market rents and concessions	1,221			2,540		
Stock based compensation expense	2,140			2,776		
Noncash interest expense	1,998			1,839		
Second generation concessions	(10)			(134)		
Second generation tenant improvements	(5,919)			(13,251)		
Second generation leasing commissions	(6,357)			(8,429)		
Building improvements	(3,279)			(1,402)		
Adjusted funds from operations - diluted	$89,534	348,902	$0.26	$73,972	332,361	$0.22

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Nine Months Ended September 30
(Unaudited and in thousands, except per share amounts)

	2014			2013		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$207,904**			**$83,470**		
Less: dividends on participating securities	(1,941)			(2,024)		
Net income per common share- basic	**205,963**	**333,393**	**$0.62**	**81,446**	**320,810**	**$0.25**
Add back:						
Noncontrolling interest in earnings of unitholders	2,738	4,384		1,142	4,393	
Other potentially dilutive securities		280			177	
Net income attributable to common shareholders- diluted	**$208,701**	**338,057**	**$0.62**	**$82,588**	**325,380**	**$0.25**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$207,904**	**333,393**		**$83,470**	**320,810**	
Adjustments:						
Depreciation and amortization	290,905			303,477		
Company share of joint venture depreciation, amortization and other	21,004			20,730		
Impairment charges - depreciable property	453			-		
Gains on depreciable property sales - wholly owned, discontinued operations	(22,864)			(101,052)		
Gains on depreciable property sales - wholly owned, continuing operations	(133,617)			(1,108)		
Income tax expense triggered by depreciable property sales	5,564			-		
Gains on depreciable property sales-JV	(75,652)			(48,960)		
Noncontrolling interest share of adjustments	(1,114)			(2,339)		
Funds from operations- basic	**292,583**	**333,393**	**$0.88**	**254,218**	**320,810**	**$0.79**
Noncontrolling interest in income of unitholders	2,738	4,384		1,142	4,393	
Noncontrolling interest share of adjustments	1,114			2,339		
Other potentially dilutive securities		3,274			3,098	
Funds from operations- diluted	**$296,435**	**341,051**	**$0.87**	**$257,699**	**328,301**	**$0.78**
Gain on land sales	(7,208)			(3,365)		
Loss on debt extinguishment	139			-		
Adjustments for redemption/repurchase of preferred shares	2,713			5,932		
Impairment charges - non-depreciable properties	8,438			3,777		
Acquisition-related activity	871			2,506		
Core funds from operations- diluted	**$301,388**	**341,051**	**$0.88**	**$266,549**	**328,301**	**$0.81**
Adjusted funds from operations						
Core funds from operations- diluted	$301,388	341,051	$0.88	$266,549	328,301	$0.81
Adjustments:						
Straight-line rental income and expense	(17,921)			(14,623)		
Amortization of above/below market rents and concessions	5,379			7,071		
Stock based compensation expense	13,606			13,594		
Noncash interest expense	5,049			6,375		
Second generation concessions	(86)			(438)		
Second generation tenant improvements	(23,803)			(27,889)		
Second generation leasing commissions	(21,974)			(20,109)		
Building improvements	(4,740)			(3,573)		
Adjusted funds from operations - diluted	**$256,898**	**341,051**	**$0.75**	**$226,957**	**328,301**	**$0.69**

Duke Realty Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited and in thousands)

	September 30, 2014	December 31, 2013
Assets:		
Rental property	$7,155,248	$7,031,660
Accumulated depreciation	(1,472,863)	(1,382,757)
Construction in progress	384,820	256,911
Undeveloped land	542,490	590,052
Net real estate investments	6,609,695	6,495,866
Cash and cash equivalents	66,132	19,275
Accounts receivable	32,827	26,664
Straight-line rents receivable	131,296	120,497
Receivables on construction contracts, including retentions	30,446	19,209
Investments in and advances to unconsolidated companies	316,015	342,947
Deferred financing costs, net	28,425	36,250
Deferred leasing and other costs, net	445,818	473,413
Escrow deposits and other assets	223,541	218,493
Total assets	$7,884,195	$7,752,614
Liabilities and Equity:		
Secured debt	$1,003,851	$1,100,124
Unsecured debt	3,064,696	3,066,252
Unsecured line of credit	140,000	88,000
Construction payables and amounts due to subcontractors	93,080	69,391
Accrued real estate taxes	104,155	75,396
Accrued interest	34,086	52,824
Other accrued expenses	45,389	68,276
Other liabilities	121,249	142,589
Tenant security deposits and prepaid rents	48,479	45,133
Total liabilities	4,654,985	4,707,985
Preferred stock	332,794	447,683
Common stock and additional paid-in capital	4,895,180	4,624,228
Accumulated other comprehensive income	3,313	4,119
Distributions in excess of net income	(2,029,080)	(2,062,787)
Total shareholders' equity	3,202,207	3,013,243
Noncontrolling interest	27,003	31,386
Total liabilities and equity	$7,884,195	$7,752,614

Note - Does not include reclassification, and separate presentation, of assets held-for-sale.